UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2011, based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of Virtusa Corporation (the “Company”) increased the number of members of the Board of Directors from seven to eight and elected Al-Noor Ramji as a Class I director of the Company to serve until the Company’s annual meeting of stockholders in 2011 or until his successor is duly elected and qualified.  Mr. Ramji has also been appointed to the Compensation Committee of the Board of the Board of Directors.

As a director of the Company, Mr. Ramji is entitled to the compensation that the Company pays its non-employee directors.  For example, he will be eligible to receive an aggregate of $32,000 in annual cash retainer fees, payable quarterly.  In addition, in connection with Mr. Ramji’s election to the Board of Directors of the Company, under the Company’s Amended and Restated Director Compensation Policy, on February 4, 2011, Mr. Ramji was granted a stock option (with an economic value of $90,000) exercisable for 9,015 shares of the Company’s common stock at a purchase price of $17.03 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on February 4, 2011 (the “Grant Date”).  The options vest 25% on the one year anniversary of the Grant Date and in 12 equal 6.25% installments each three month period thereafter, with accelerated 12 month-vesting upon a change in control of the Company.

In connection with Mr. Ramji’s appointment to the Board, the Company entered into an indemnification agreement with Mr. Ramji pursuant to which the Company shall indemnify Mr. Ramji to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

Item 7.01.  Regulation FD Disclosure.

On February 8, 2011, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits

(d)  Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1      Press Release issued by Virtusa Corporation on February 8, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: February 8, 2011	By:	/s/ Thomas R. Holler
Thomas R. Holler
Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Virtusa Corporation on February 8, 2011